UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
(Date of earliest event reported): January 16, 2008
LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337

(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation or organization)
1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410
(Address of principal executive offices)
(847) 437-1666
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On January 16, 2008, Lime Energy Co.’s board of directors authorized a 1 for 7 reverse split of the Company common stock for the purpose of attempting to qualify for listing on the NASDAQ Capital Market. The Company previously announced that on November 13, 2007 it had obtained the written consent of holders of 62.7% of its common stock to authorize an amendment to its articles of incorporation to effect a reverse stock split of between 1-for-2 to 1-for-10 at any time prior to March 31, 2008, if at all, as the Company’s board of directors determines is necessary to meet the listing requirements for the NASDAQ Capital Market.
     Upon receiving the consent of holders of a majority of its stock, the Company filed a listing application with NASDAQ. The application is subject to review and approval by NASDAQ’s Listing Qualifications Department for compliance with all NASDAQ Capital Market requirements. NASDAQ has indicated to the Company that a decision regarding this listing application can be expected a couple weeks following the effectiveness of the reverse split. There can be no assurance that Lime Energy’s common stock will be approved for listing on the NASDAQ Capital Market.
     A copy of the press release relating to the matters described above is attached as exhibit 99.1 and incorporated herein by reference.
     The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Press release of Lime Energy Co. dated January 17, 2008.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:
Dated: January 18, 2008	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Chief Financial Officer & Treasurer